Exhibit 5.1

January 14, 2022

Fathom Digital Manufacturing Corporation

1050 Walnut Ridge Drive

Hartland, WI 53029

Re:	Form S-1 Registration Statement

Ladies and Gentlemen:

We have acted as special counsel to Fathom Digital Manufacturing Corporation, a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-1 initially filed with the Securities and Exchange Commission (the “Commission”) on January 14, 2022 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to registration of the (a) resale of up to 36,661,014 shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), issued to the Legacy Fathom Owners (as defined in the Registration Statement) in connection with the closing of the Business Combination (as defined in the Registration Statement), (b) resale of up to 4,770,000 shares of Class A common stock issued to Altimar Sponsor II, LLC (the “Sponsor”) and the former directors of the Company’s predecessor in connection with the closing of the Business Combination, (c) resale of up to 2,724,736 Earnout Shares (as defined in the Registration Statement) issued to certain Legacy Fathom Owners (but subject to vesting requirements as described in the Registration Statement) in connection with the closing of the Business Combination, (d) resale of up to 1,267,500 Sponsor Earnout Shares (as defined in the Registration Statement) issued to the Sponsor (but subject to vesting requirements as described in the Registration Statement) in connection with the closing of the Business Combination, (e) resale of up to 9,900,000 warrants held by the Sponsor (the “Private Warrants”) to purchase shares of Class A common stock (the securities as described in clauses (a) through (e), collectively, the “Selling Stockholder Securities”), (f) issuance by the Company of up to 9,900,000 shares of Class A common stock upon the exercise of the Private Warrants, (g) issuance by the Company of up to 8,625,000 shares of Class A common stock upon the exercise of the outstanding 8,625,000 warrants to purchase Class A common stock held by public securityholders (such warrants, together with the Private Warrants, the “Warrants”), and (h) issuance by the Company of up to 90,570,234 shares of Class A common stock (the shares to be issued as described in clauses (f), (g) and (h), collectively, the “Underlying Shares”) issuable upon the exchange of New Fathom Units (as defined in the Registration Statement) (such exchange to include a corresponding number of shares of the Company’s non-economic, voting Class B common stock, par value $0.0001 per share (the “Class B common stock”)) by the holders of New Fathom Units (including 6,275,264 shares of Class A common stock underlying a corresponding number of Earnout Shares presently represented in the form of unvested New Fathom Units).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

In rendering the opinion set forth below, we examined and relied upon such certificates, corporate records, agreements, instruments and other documents, and examined such matters of law, that we considered necessary or appropriate as a basis for the opinion, including the Certificate of Incorporation of the Company, filed as Exhibit 3.2 to the Registration Statement. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that (i) the Selling Stockholder Securities have been duly authorized and are validly issued, fully paid and nonassessable, and (ii) the Underlying Shares have been duly authorized and, when the Underlying Shares are, as applicable, vested in accordance with applicable vesting provisions for such Underlying Shares in the case of Earnout Shares and Sponsor Earnout Shares, delivered to exercising holders of Warrants against payment of the agreed consideration therefor in accordance with the terms of the Warrant Agreement (as defined in the Registration Statement), or delivered in exchange for New Fathom Units (and a corresponding number of shares of Class B common stock) to exercising holders of New Fathom Units in accordance with the terms of the Fathom Operating Agreement (as defined in the Registration Statement), the Underlying Shares will be validly issued, fully paid and nonassessable.

The opinions expressed herein are based upon and limited to the General Corporation Law of the State of Delaware, including the statutory provisions, the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing. We express no opinion herein as to any other laws, statutes, regulations or ordinances.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts within the meaning of the Securities Act or the rules and regulations of the Commission or that this consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Winston & Strawn LLP